Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM

SemGroup Corporation

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2017, relating to the 2016 consolidated financial statements (before the retrospective adjustments to the consolidated financial statements for the subsequent change in segmentation) of SemGroup Corporation, which appears in SemGroup Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

Dallas, Texas

May 15, 2019